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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF HOTELWORKS.COM, INC.
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Leonard Parker Company
201 Alhambra Circle
Coral Gables, FL  33134

State of Incorporation: Florida

         Leonard Parker Company
         20 Collyer Quay
         Tung Centre #10-02
         Singapore 049319
         Incorporation:  Singapore

         Leonard Parker Company Europe B.V.
         Hessenbergweg 77
         1101 CX Amsterdam
         The Netherlands
         Incorporation:  Netherlands

Parker Reorder Online, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  Florida

Bekins Distribution Services Co., Inc.
9362 Dielman Industrial Drive
St. Louis, MO  63132
State of Incorporation:  Delaware

Hospitality Restoration and Builders, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York

Hospitality Construction Corporation
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  Georgia

Hospitality Development Services Corporation
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York

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HWS Real Estate Advisory Group, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York

Hospitality Software Systems, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York

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